Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE LOCK-UP AGREEMENT, BY AND AMONG THE ISSUER OF SUCH SECURITIES AND THE REGISTERED HOLDER OF THE SHARES. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

FOR CANADIAN HOLDERS: UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) [ORIGINAL ISSUE DATE]; AND (II) THE DATE THE ISSUER BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

Warrants exercisable for	Warrant Certificate #[CERT #]
Up to [NUMBER OF SHARES] Shares of Common Stock (the “Warrants”)	Issue Date: [ORIGINAL ISSUE DATE] (the “Issue Date”).
Expiry Date: July 31, 2028 (the “Expiry Date”).

AMENDED AND RESTATED WARRANT CERTIFICATE

TERRESTRIAL ENERGY INC.,

a Delaware corporation

(the “Company”)

(f/k/a HCM II Acquisition Corp.)

WHEREAS, [NAME OF HOLDER] (the “Holder”) is the holder of certain warrants previously issued by Terrestrial Energy Development Inc. (f/k/a Terrestrial Energy Inc.) (“Legacy Terrestrial Energy”) (the “Original Warrant Certificate”);

WHEREAS, the Company entered into a Business Combination Agreement, dated March 26, 2025, as amended by that certain First Amendment to Business Combination Agreement dated October 26, 2025 (as the same may be further amended, modified or supplemented, the “Business Combination Agreement” and the transactions contemplated by the Business Combination Agreement, the “Business Combination”), by and among the Company, Legacy Terrestrial Energy and HCM II Merger Sub Inc. (“Merger Sub”), pursuant to which, among other things, Merger Sub merged with and into Legacy Terrestrial Energy, with Legacy Terrestrial Energy surviving as a wholly owned subsidiary of the Company;

WHEREAS, as a result of the consummation of the Business Combination and that certain Assignment and Assumption Agreement, dated October 28, 2025, by and between the Company and Legacy Terrestrial Energy, the Company assumed all Legacy Terrestrial Energy’s rights, interests and obligations in, and under the Original Warrant Certificate; and

WHEREAS, as a result of the foregoing, the Company wishes to deliver to the Holder an amended and restated warrant certificate pursuant to Section 3(1) of the Original Warrant Certificate in order to reflect the assumption by the Company of the obligation to issue shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company pursuant to this Warrant Certificate, to reflect adjustments to the Exercise Price and number of Warrants exercisable by the Holder as a result of the Business Combination, to eliminate certain provisions and defined terms that have become inapplicable following the consummation of the Business Combination, and to incorporate updates that are intended to be purely ministerial in nature.

NOW, THEREFORE, the Company hereby delivers to the Holder this warrant certificate (the “Warrant Certificate”), which is substantially similar in economic substance to the Original Warrant Certificate and shall serve as its replacement:

This is to certify that, for value received, the Holder has the right to purchase from the Company, at the Exercise Price (as defined below) and upon and subject to the terms and conditions referred to herein, up to the number shares of Common Stock set forth on the face of this Warrant Certificate on the basis of one (1) share of Common Stock of the Company for one (1) Warrant, subject to adjustment in connection with certain events, at any time during the Exercise Period.

Section 1 DEFINITIONS

As used in this Warrant Certificate, the following terms have the following meanings:

“Business Day” means any day on which commercial banks in New York, New York are required by applicable law to be open for business.

“Cashless Exercise” has the meaning specified in Section 4.

“Cashless Exercise Option” has the meaning specified in Section 4.

“Cash Payment Subscription Form” has the meaning specified in Section 2(1)(a).

“Cashless Subscription Form” has the meaning specified in Section 2(1)(b)(i).

“Common Stock” has the meaning specified in the preamble to this Warrant Certificate.

“Directors’ Market Price” means the fair market value of the Common Stock of the Company on the Business Day prior to the applicable exercise date of the Warrant(s) as determined in good faith by the Company’s board of directors.

“Exercise Period” means the period commencing on the Issue Date and ending at 4:30 p.m. (Eastern Time) on the Expiry Date.

“Exercise Price” means US$2.24 per share of Common Stock of the Company, subject to adjustment as provided herein.

“Exercise Subscription Forms” has the meaning specified in Section 2(1)(b)(i).

“Expiry Date” has the meaning specified in the preamble to this Warrant Certificate.

“Fair Market Price” means (i) if the Company’s Common Stock is listed on a Recognized Exchange, the per share price equal to the average closing price of the Company’s stock for the five (5) trading days prior to the applicable exercise date of the Warrant(s); (ii) if the Company’s stock is not listed on a Recognized Exchange, but is traded in any over-the-counter market, the average closing price of the Company’s stock for the five (5) trading days prior to the applicable exercise date of the Warrant(s); (iii) if the Company’s securities are not publicly traded, the Directors’ Market Price, as applicable.

“Issue Date” has the meaning specified in the preamble to this Warrant Certificate.

“Lock-Up Agreement” means that certain lock-up agreement in substantially the form attached as Annex K to the Registration Statement, as amended filed on Form S-4 (File No. 333-288735) dated September 26, 2025.

“Lock-Up Expiry Date” means the earliest expiry date of the “black-out” periods pursuant to the Lock-Up Agreement.

“Recognized Exchange” means the Nasdaq, the New York Stock Exchange, the Toronto Stock Exchange, the London Stock Exchange, the Hong Kong Stock Exchange, the Paris Stock Exchange, the Frankfurt Stock Exchange or the Oslo Stock Exchange, as applicable.

Section 2 EXERCISE OF WARRANTS.

(1)

Subject to the terms and conditions of this Warrant Certificate, each Warrant may be exercised at the Exercise Price during the Exercise Period subject to the accuracy of the investment representations as of the date of such exercise. The right to purchase shares of Common Stock of the Company may be exercised in whole or in part at the Exercise Price within the times set forth as follows:

(a)	if the Holder is paying the Exercise Price in cash, by:
(i)

completing and executing the subscription form attached as Schedule “A” (the “Cash Payment Subscription Form”) for the number of shares of Common Stock of the Company which the Holder wishes to purchase, in the manner therein indicated;

(ii)

surrendering this Warrant Certificate, together with the completed Cash Payment Subscription Form, to the Company at the address set forth on Section 5 below or such other address as the Company may direct by written notice; and

(iii)

paying the appropriate Exercise Price, denominated in U.S. dollars (US$), for the number of shares of Common Stock of the Company subscribed for, either by wire transfer of immediately available funds to the account(s) designated in writing by the Company or by certified check or bank draft or money order payable to the Company.

(b)	if the Holder is paying for the Exercise Price in Warrants by way of the Cashless Exercise Option specified under Section 4, by:
(i)

completing and executing the subscription form attached as Schedule “B” (the “Cashless Subscription Form”, and together with the Cash Payment Subscription Form, the “Exercise Subscription Forms”) attached hereto for the number of shares of Common Stock of the Company which the Holder wishes to purchase, in the manner therein indicated; and

(ii)

surrendering this Warrant Certificate, together with the completed Cashless Subscription Form, to the Company at the address set forth on Section 5 below or such other address as the Company may direct by written notice.

(2)

As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Exercise Price, the Company shall issue or cause to be issued to the Holder the number of shares of Common Stock of the Company subscribed for and will cause such shares of Common Stock of the Company to be registered to the Holder in book-entry format using the address set forth on the applicable Exercise Subscription Form. If, and only if, the Directors’ Market Price is the applicable Fair Market Price used to determine the number of shares of Common Stock issued pursuant to the exercise of the Warrants by way of the Cashless Exercise Option, the Company shall provide the Holder with a notice specifying the Directors’ Market Price within five (5) Business Days of the date of actual surrender of the Warrant Certificate. Notwithstanding the foregoing, no Warrant shall be exercisable and the Company shall not be obligated to issue shares of Common Stock upon exercise of a Warrant unless the Common Stock issuable upon such Warrant exercise have been registered, qualified or deemed to be exempt from registration or qualification under the applicable securities laws.

(3)

If the Holder subscribes for a number of shares of Common Stock of the Company which is less than the number of shares of Common Stock of the Company permitted by this Warrant Certificate, the Company shall forthwith cause to be delivered to the Holder a further Warrant Certificate in respect of the balance of the Common Stock of the Company referred to in this Warrant Certificate not then being subscribed for. The Company shall not be required to issue an aggregate number of shares of Common Stock of the Company that results in any fractional shares of Common Stock of the Company being issued and the Holder shall not be entitled to any cash payment or compensation in lieu of a fractional share of Common Stock of the Company.

(4)

In the event that upon receiving a Cash Payment Subscription Form, the Company determines in good faith that (i) the proposed exercise of this Warrant would require registration under applicable securities laws, (ii) such registration is not then in effect, and (iii) exercise of this Warrant on a cashless basis would not require such registration, then the Company shall notify the Holder of such determination and shall effect the exercise of this Warrant on a cashless basis pursuant to Section 4 unless the Holder elects to rescind such exercise.

Section 3 CAPITAL REORGANIZATION

(1)

If there shall be, prior to the exercise of the Warrants, any (a) reorganization of the authorized capital of the Company by way of consolidation, merger, sub-division, amalgamation, arrangement, reclassification or otherwise; (b) the payment of any stock dividends (other than in the ordinary course of business); (c) a special distribution or rights offering; (d) the change or exchange of the Common Stock or preferred stock of the Company into or with another security (other than the conversion of the Common Stock or preferred stock of the Company); or (e) any similar event or transaction not specifically contemplated by the foregoing subsections (a), (b), (c), and (d), as determined by the Company in its sole discretion (in each case, a “Capital Reorganization”), then there shall automatically be an adjustment, as applicable, in (i) the number and, if applicable, type of securities which may be issued pursuant to this Warrant Certificate, and (ii) the Exercise Price for such securities, such that the rights under this Warrant Certificate following such adjustment shall thereafter be as reasonably as possible equivalent to the rights originally granted hereby and such that the Holder, upon exercise of this Warrant Certificate following the effective date of the Capital Reorganization, shall receive the number and type of securities the Holder would have been entitled to receive if, on the effective date thereof, the Holder had been the registered holder of the number of shares of Common Stock which the Holder was theretofore entitled to purchase or receive upon the exercise of the Warrants.

(2)

Pursuant to the foregoing, the Company will make adjustments in connection with a Capital Reorganization as it considers necessary and equitable, acting in good faith. If at any time a dispute arises with respect to adjustments provided for in connection with a Capital Reorganization, such dispute will be conclusively determined by the auditors of the Company or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors of the Company and any such determination, absent manifest error, will be binding upon the Company, the Holder and shareholders of the Company. The Company will provide such auditors or accountants with access to all necessary records of the Company and fees payable to such accountants or auditors will be paid by the Company.

Section 4 CASHLESS EXERCISE OF WARRANTS

(1)

Notwithstanding anything to the contrary contained herein, and provided that the Warrants could otherwise be exercised in accordance with the terms hereof, the Holder may elect to exercise the Warrants, in whole or in part, without payment of the aggregate Exercise Price due on such exercise (a “Cashless Exercise Option”) in the manner set out in this Section 4, as applicable. If the Holder elects the Cashless Exercise Option, the Holder shall provide written notice of the election to the Company in the form of the Cashless Subscription Form. Upon actual receipt by the Company of a Cashless Subscription Form, a confirmation of book entry registration for the appropriate number of shares of Common Stock of the Company will be delivered to the person(s) in whose name(s) the Common Stock subscribed for is to be issued within five (5) Business Days of receipt of the Cashless Subscription Form, such person(s) shall become a holder in respect of such shares of Common Stock with effect from the date of such exercise, and, unless this Warrant Certificate has expired, a new Warrant Certificate representing the unexercised balance of the Warrants, if any, or all of the Warrants evidenced by this Warrant Certificate having been exercised will also be issued to the Holder within such time.

(2)

The number of shares of Common Stock of the Company to be issued to the Holder pursuant to a Cashless Exercise Option shall be determined as follows (provided, for the avoidance of doubt, that if the following calculation results in a negative number, then no Common Stock of the Company shall be issuable via the Cashless Exercise Option):

X =	Y x (A-B)
A

Where:	X = the number of shares of Common Stock to be issued to the Holder upon exercising the Warrants;

Y = the number of Warrants being exercised;

A= the Fair Market Price per share of the Common Stock; and

B= the Exercise Price of the Warrants.

(3)	To the extent that this Warrant Certificate is not previously exercised in full by the Holder on or prior to the Expiry Date, and if the Fair Market Price per share of Common Stock of the

Company is greater than the Exercise Price with respect to the Common Stock of the Company, any such portion of this Warrant Certificate that remains unexercised shall be exercised automatically in whole (and not in part) at the Expiry Date (with the Exercise Price satisfied pursuant to a Cashless Exercise Option in accordance with this Section 4), unless the Holder provides a written instruction to the Company to allow the Warrants to lapse without exercise at least three (3) days prior to the Expiry Date, and such instruction will result in the termination of this Warrant Certificate. To the extent this Warrant Certificate or any portion thereof is deemed automatically exercised pursuant to this Section 4(3), the Company agrees to promptly notify the Holder of the number of shares of Common Stock of the Company that the Holder is to receive by reason of such automatic exercise.

(4)

If the number of shares of Common Stock of the Company to be issued to the Holder exercising its Warrants on a cashless basis in accordance with Section 4(2) above results in a fractional number, the number of shares of Common Stock to be issued to the Holder shall be rounded down to the nearest whole number with compensation to the Holder therefor for the fractional share of Common Stock to be paid in accordance with Section 2.

Section 5 NOTICE

(1)

Any notice given under this Certificate shall be given in writing and either delivered or mailed by prepaid post to the party to receive such notice at the address indicated below, or at such other address as any party may hereafter designate by notice in writing to each of the others:

(a)	to the Company at:

Terrestrial Energy Inc.

2730 W. Tyvola Road, Suite 100

Charlotte, North Carolina 28217

Attention: Steven Millsap, General Counsel, Secretary and Chief Compliance Officer

Email: smillsap@terrestrialenergy.com

Copied (which shall not constitute notice) to:

Bryan Cave Leighton Paisner LLP

One Atlantic Center

1201 W. Peachtree St., N.W. 14th Floor

Atlanta, Georgia 30309-3471

Attention: Amy Wilson / Jonathan Nesher

Email: amy.wilson@bclplaw.com / jonathan.nesher@bclplaw.com

(b)	to the Holder at the Holder’s address or e-mail address, in each case as specified in the Company’s records.

Any such communication shall be deemed to have been validly and effectively given if (i) personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Eastern Time), otherwise on the next Business Day, (ii) transmitted by e-mail or similar means of electronic communication, on the Business Day following the date of transmission. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

(2)

The Company shall give to the Holder at least ten (10) Business Days prior written notice (the “Notice”) of the date on which the books of the Company are to close or a record is to be taken in connection with any event which requires or might require an adjustment pursuant to a Capital Reorganization. The Notice shall specify the particulars of such Capital Reorganization, and, if determinable, the required adjustment to the Exercise Price and, if applicable, the type of security issuable upon the exercise of the Warrants, and the calculation of the adjustment to the Exercise Price. The Company hereby covenants and agrees that the register of transfers and share transfer books for the securities of the Company will be open, and that the Company will not take any action which might deprive the Holder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate during such ten (10) Business Day period, if applicable.

Section 6 MISCELLANEOUS

(1)

If Warrants are exercised before the Expiry Date, the book-entry registrations representing the Common Stock of the Company issued in connection with the exercise of any such Warrants will contain the following legends to the extent applicable:

“FOR CANADIAN HOLDERS: UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) [ORIGINAL ISSUE DATE]; AND (II) THE DATE THE ISSUER BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE LOCK-UP AGREEMENT, BY AND AMONG THE ISSUER OF SUCH SECURITIES AND THE REGISTERED HOLDER OF THE SHARES. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(2)	This Warrant Certificate may not be sold, assigned or transferred without the prior written approval of the Company.
(3)

The holding of this Warrant Certificate does not constitute the Holder as a shareholder of the Company. In the absence of the exercise of this Warrant Certificate, no provisions of, and no enumeration of the rights or privileges of the Holder in this Warrant Certificate will cause the Holder to be a shareholder of the Company for any purpose. The Holder acknowledges that upon exercise of this Warrant Certificate for shares of the Company, such shares shall be subject to the Certificate of Incorporation and Bylaws of the Company, including any restrictions on transfer set forth therein to the extent applicable.

(4)	Nothing contained herein confers any right upon the Holder or any other person to subscribe for or purchase any Common Stock at any time subsequent to 4:30 p.m. (Eastern Time) on the Expiry Date, and from and after such time, this Warrant Certificate and all rights hereunder will be void.

(5)

This Warrant Certificate will be governed by, interpreted and enforced in accordance with the laws of the State of Delaware and the federal laws of the United States applicable therein. The Holder attorns and submits to the non-exclusive jurisdiction of the courts of the State of Delaware with respect to any matters arising out of this Warrant Certificate and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

(6)

Time will be of the essence hereof. If any provision of this Warrant Certificate is deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

(7)	This Warrant Certificate is not valid for any purpose until it has been signed by the Company.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by an authorized signatory of the Company as of the 13th day of November, 2025.

TERRESTRIAL ENERGY INC.

By:	/s/ Simon Irish
Name: Simon Irish
Title: Chief Executive Officer

Schedule “A”
CASH PAYMENT SUBSCRIPTION FORM

To:	Terrestrial Energy Inc., a Delaware corporation formerly known as “HCM II Acquisition Corp.” (the “Company”)
And to:	The directors of the Company

Pursuant to the warrant certificate originally issued by Terrestrial Energy Development Inc., a Delaware corporation formerly known as “Terrestrial Energy Inc.” (“Legacy Terrestrial Energy”) on                            , as amended and restated on November 13, 2025 (as the same may be amended, modified or supplemented from time to time, the “Warrant Certificate”), the undersigned (the “Subscriber”) hereby subscribes for and agrees to take up                shares of common stock, par value $0.0001 per share in the capital of the Company (the “Common Stock”), at a price of $               per share of Common Stock, for the aggregate sum of $                 (the “Subscription Funds”), and agrees to deliver to the Company full payment of the Common Stock in cash either (y) via a wire transfer of immediately available funds to the account(s) designated in writing by the Company or (z) via certified check, bank draft or money order payable to the Company, in each case at the Company’s sole election.

In connection with this exercise of warrants pursuant to the Warrant Certificate, the Subscriber represents that the representations set forth in Sections 6 and Section 7 of that certain Subscription Agreement between the Holder and Legacy Terrestrial Energy, as applicable, are true and correct as of the date set forth below.

Unless the Company consents in its sole discretion, the Common Stock will be allotted to, issued to, and registered in the name of the Holder of the Warrant Certificate. The Company may require additional documentation and representations to issue the Common Stock to any other person.

The Subscriber hereby requests that upon receipt of the Subscription Funds by the Company:

(a)	the Common Stock be allotted to the person set out under the registration directions shown below;
(b)	the name and address of the person set out under the registration directions shown below be entered in the registers of securityholders of the Company;
(c)	the Common Stock be issued to the person set out under the registration directions shown as fully paid and validly issued; and
(d)	book-entry registration of the Common Stock be registered in accordance with the registration directions shown below, as applicable.

Dated this                    day of                          ,                        .

DIRECTION AS TO REGISTRATION:

(Name and address exactly as you wish them to appear on the book-entry registration representing the Common Stock and in the register of securityholders.)

Full Address:

Full Name (subject to Company consent if different from Subscriber):

Signature of Subscriber:

NOTE: The signature to this Subscription Form must correspond with the name as recorded on the Warrant Certificate accompanying this Subscription Form in every particular without alteration or enlargement or any change whatever.

Schedule “B”
CASHLESS SUBSCRIPTION FORM

To:	Terrestrial Energy Inc., a Delaware corporation formerly known as “HCM II Acquisition Corp.” (the “Company”)
And to:	The directors of the Company

Pursuant to the warrant certificate originally issued by Terrestrial Energy Development Inc., a Delaware corporation formerly known as “Terrestrial Energy Inc.” (“Legacy Terrestrial Energy”) on                              , as amended and restated on November 13, 2025 (as the same may be amended, modified or supplemented, the “Warrant Certificate”), the undersigned (the “Subscriber”) hereby exercises the right to purchase and hereby subscribes for and agrees to take up                               shares of common stock in the capital of the Company (the “Common Stock”) on a cashless basis pursuant to Section 4 of the Warrant Certificate, as calculated in accordance with the formula set out in Section 4(2) of the Warrant Certificate.

In connection with this exercise of warrants pursuant to the Warrant Certificate, the Subscriber represents that the representations set forth in Sections 6 and Section 7 of that certain Subscription Agreement between the Holder and Legacy Terrestrial Energy, as applicable, are true and correct as of the date set forth below.

Unless the Company consents in its sole discretion, the Common Stock will be allotted to, issued to, and registered in the name of the Holder of the Warrant Certificate. The Company may require additional documentation and representations to issue the Common Stock to any other person.

The Subscriber hereby requests that upon receipt of the Subscription Funds by the Company:

(a)	the Common Stock be allotted to the person set out under the registration directions shown below;
(b)	the name and address of the person set out under the registration directions shown below be entered in the registers of securityholders of the Company;
(c)	the Common Stock be issued to the person set out under the registration directions shown as fully paid and validly issued; and
(d)	book-entry registration of the Common Stock be registered in accordance with the registration directions shown below, as applicable.

Dated this                  day of                      ,                     .

DIRECTION AS TO REGISTRATION:

(Name and address exactly as you wish them to appear on the book-entry registration representing the Common Stock and in the register of securityholders.)

Full Address:

Full Name (subject to Company consent if different from Subscriber):

Signature of Subscriber:

NOTE: The signature to this Subscription Form must correspond with the name as recorded on the Warrant Certificate accompanying this Subscription Form in every particular without alteration or enlargement or any change whatever.